UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
 ____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

July 6, 2011
Date of Report (Date of earliest event reported)
___________________________________________________________

ACURA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________

State of New York	1-10113	11-0853640
(State of Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification Number)

616 N. North Court, Suite 120
 Palatine, Illinois 60067
(Address of principal executive offices) (Zip Code)

(847) 705-7709
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e- 4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 6, 2011, Mr. William Sumner retired and resigned as a member of our Board of Directors and the Board of Directors of our Acura Pharmaceutical Technologies, Inc. subsidiary.  The vacancy on our Board created by Mr. Sumner’s retirement will remain until the Board appoints a successor.

On July 7, 2011, our Board of Directors appointed Robert B. Jones, our Chief Operating Officer since April, 2008 and our interim President and Chief Executive Officer since April 28, 2011, to the position of President and Chief Executive Officer.  The position of Chief Operating Officer will remain vacant until a successor is appointed. Mr. Jones is employed by us pursuant to an employment agreement dated March 18, 2008, as amended.  The Board also approved amending our employment agreement with Mr. Jones to (i) reflect his appointment as President and Chief Executive Officer, (ii) increase the base salary payable under the employment agreement from $338,500 to $377,000, and (iii) increase Mr. Jones’ annual bonus eligibility from 30% of annual base salary to 100% of annual base salary.

On July 7, 2011, Mr. Jones was also elected to our Board of Directors to fill the vacancy created by the passing of our prior CEO, Andrew D. Reddick. Mr. Jones’ appointment to the Board is in accordance with the Amended and Restated Voting Agreement dated as of February 6, 2004 between GCE Holdings LLC and us which provides, among other things, that our CEO shall be a member of our Board of Directors.  It is not expected that Mr. Jones will serve on any committees of the Board of Directors.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The retirement of Mr. William Sumner from our Board and Audit Committee (as described in Item 5.02 above) has created a vacancy on our Audit Committee.  As a result, we do not currently satisfy NASDAQ Market Place Rule 5605(c)(2)(A) providing that the Audit Committee of a NASDAQ listed issuer be comprised of at least three independent Board members.  On July 7, 2011, we notified NASDAQ of our non-compliance with such rule.  NASDAQ Market Place Rule 5605(c)(4)(B) provides a cure period of up to the earlier of our next annual shareholders meeting, or one year from Mr. Sumner’s resignation, to fill the vacancy on our Audit Committee.  We will rely on such grace period pending our Board’s appointment of a successor to our Audit Committee.  Our Board is evaluating filling the vacancy on our Audit Committee with an existing Board member, subject to the Board’s evaluation of such Board member’s independence under applicable NASDAQ and SEC rules.

Item 8.01. Other Events.

On July 8, 2011, we issued a press release, furnished herewith as Exhibit 99.1, announcing the retirement of William Sumner from our Board of Directors.

On June 11, 2011 we issued a press release, furnished herewith as Exhibit 99.2, announcing the appointment of Robert B. Jones as our President and Chief Executive Officer and a Director.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number                                                      Description

99.1	Press Release dated July 8, 2011 Announcing the Retirement of William Sumner from our Board of Directors
99.2	Press Release dated July 11, 2011 Announcing Appointment of Robert B. Jones as President and Chief Executive Officer and a Director

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ACURA PHARMACEUTICALS, INC.

By:           /s/ Peter A. Clemens
Peter A. Clemens
Senior Vice President & Chief FinancialOfficer

Date:           July 11, 2011

EXHIBIT INDEX

Exhibit
Number                                                      Description

99.1	Press Release dated July 8, 2011 Announcing the Retirement of William Sumner from our Board of Directors
99.2	Press Release dated July 11, 2011 Announcing Appointment of Robert B. Jones as President and Chief Executive Officer and a Director